UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Earliest Event Reported: February 24, 2011


                           RANCHER ENERGY CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


               Nevada                  000-51425             98-0422451
-------------------------------   ---------------------   ------------------
(State or other jurisdiction       (Commission File          (IRS Employer
      of incorporation)                 Number)           Identification Number)


                 999 18th Street, Suite 34000, Denver, CO 80202
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (303) 629-1125
                                ----------------
               Registrant's telephone number, including area code


                      ------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.03 - Bankruptcy or Receivership

Approval of Sale of Debtor's Assets

On October 28, 2009, Rancher Energy Corporation ("the Company") filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Colorado (the "Court") (Case number 09-32943) The Company has operated its business as "debtor-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code.

On  February  24,  2011,  the  Court  granted  the  Company's  Motion  For Order
Authorizing (I) Sale of Substantially All of the Debtor's Assets; and (II) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases pursuant to an Asset Purchase Agreement with Linc Energy Petroleum (Wyoming), Inc. ("Linc") dated as of December 20, 2010. In exchange for cash of $20 Million plus other potential future consideration up to $825,000, and subject to other adjustments as specified in the Asset Purchase Agreement, the Company sold all right, title and interest in and to substantially all operating assets, Properties, rights and business of every kind, character and description, to the extent owned, held or primarily used in the conduct of the Company's business. At December 31, 2010, the Company's total assets, not counting cash and cash equivalents and operator bond deposits had a total net book value of $16,500,000.

At closing of the sale, the Company will use the funds to pay the outstanding principal and accrued interest of the Debtor-In-Possession Loan totaling $14,826,000 (principal of $14,700,000 and accrued interest to date of closing, currently estimated at $160,000 based on a projected closing date of March 8, 2011.) After the sale, the Company's assets will be primarily cash, certain contracts and operator bonds deposits.

Following the closing of the sale, the Company must still confirm its proposed plan of reorganization and pay creditors pursuant thereto, and therefore the amount of cash immediately following closing does not represent the amount of cash that the Company anticipates having following payment of its creditors, administrative expenses and other items.

The Company will not be issuing any of its common stock as part of the sale.

                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please refer to Section 1, Item 1.03.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.                              Description
            10.1        Asset Purchase Agreement by and between Rancher Energy
--------------------    Corp and Linc Energy Petroleum
*Filed herewith


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                     RANCHER ENERGY CORPORATION


                                     By: /s/ Jon Nicolaysen
                                         -------------------------------
                                         Jon Nicolaysen, Chief Executive Officer


                                     Date: March 1, 2011












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